                                                                                               EXHIBIT 12



                                              MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                               MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                 COMPUTATION OF RATIOS OF EARNINGS TO
                                       COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                      (dollars in thousands)



                                      FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                             JUNE 25, 1999                         JUNE 26, 1998
                                 -----------------------------------   -----------------------------------
                                   MERRILL LYNCH     MERRILL LYNCH      MERRILL LYNCH      MERRILL LYNCH
                                    PREFERRED          PREFERRED          PREFERRED          PREFERRED
                                 CAPITAL TRUST II   FUNDING II, L.P.   CAPITAL TRUST II   FUNDING II, L.P.
                                 ----------------   ----------------   ----------------   ----------------


EARNINGS                             $   6,185         $   7,250          $    6,185         $   7,254
                                     =========         =========          ==========         =========

FIXED CHARGES                        $    -            $    -             $     -            $    -


PREFERRED SECURITIES
  DISTRIBUTION REQUIREMENTS              6,000             6,185               6,000             6,185
                                     ---------         ---------          ----------         ---------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS $   6,000         $   6,185          $    6,000         $   6,185
                                     =========         =========          ==========         =========


RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                1.03              1.17                1.03              1.17




                                      FOR THE SIX MONTHS ENDED              FOR THE SIX MONTHS ENDED
                                             JUNE 25, 1999                         JUNE 26, 1998
                                ------------------------------------   -----------------------------------
                                   MERRILL LYNCH      MERRILL LYNCH      MERRILL LYNCH     MERRILL LYNCH
                                    PREFERRED           PREFERRED          PREFERRED         PREFERRED
                                 CAPITAL TRUST II   FUNDING II, L.P.   CAPITAL TRUST II   FUNDING II, L.P.
                                 ----------------   ----------------   ----------------   ----------------



EARNINGS                             $  12,371         $  14,504          $  12,371          $  14,508
                                     =========         =========          =========          =========

FIXED CHARGES                        $    -            $    -             $    -             $    -


PREFERRED SECURITIES DISTRIBUTION
  REQUIREMENTS                          12,000            12,371             12,000             12,371
                                     ---------         ---------          ---------          ---------

TOTAL COMBINED FIXED CHARGES AND
  PREFERRED SECURITIES DISTRIBUTIONS $  12,000         $  12,371          $  12,000          $  12,371
                                     =========         =========          =========          =========



RATIO OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED
  SECURITIES DISTRIBUTIONS                1.03              1.17                1.03              1.17



